                      SECURITIES AND EXCHANGE COMMISSIONPRIVATE
                               WASHINGTON, D.C. 20549

                             -------------------------

                                      FORM T-1

                              STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF
                     A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             -------------------------

                  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)___

                                  ---------------

                      U.S. TRUST COMPANY, NATIONAL ASSOCIATION
                (Exact name of trustee as specified in its charter)

          515 South Flower Street  Suite 2700            95-4311476
          Los Angeles , CA 90071                       (I.R.S. employer
          (Address of principal                        identification No.)
          executive offices)

                                     DWIGHT LIU
                        515 South Flower Street, Suite 2700
                           Los Angeles, California 90071
                                   (213) 861-5000

  (Name, address, including zip code and telephone number of agent for service)

                             -------------------------

                            Praegitzer Industries, Inc.
                 (Exact name of obligor as specified in its charter)

       OREGON                                             93-0790158
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                              1270 S E Monmouth Cutoff
                               Dallas, OR 97338-9532
                   (Address of principal chief executive offices)

                $15,000,000 Convertible Subordinated Notes due 2008
                           (Title of indenture securities)

     GENERAL

1.   GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          490 L'Enfant Plaza East, S.W.
          Washington, D.C.  20219

          Federal Deposit Insurance Corporation
          550 17th Street, N.W.
          Washington, D.C.  20429

          Federal Reserve Bank (12th District)
          San Francisco, California

     (b)  Whether it is authorized to exercise corporate trust powers.

     The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

     The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company, National Association Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS

     T-1.1 - A copy of the Articles of Association of U.S. Trust Company, National Association currently in effect.

     T-1.2 - A copy of the Certificate of Authority of the Trustee to Commence Business; incorporated by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.3 - A copy of the Authorization of the Trustee to exercise Corporate Trust Powers; incorporated by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.4 - A copy of the By-Laws of U.S. Trust Company, National
Association.

     T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939; incorporated by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of July 1, 1998 the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U. S. Trust Company, National Association, and U.S. Trust Corporation were the "trustee."

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ---------------

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company, National Association, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 1st day of December, 1998.

                          U.S. TRUST COMPANY, NATIONAL ASSOCIATION
                          Trustee


                          By:
                             -------------------------------------------
                              Josephine Libunao
                              Authorized Signatory

U.S. TRUST COMPANY OF CALIFORNIA, N.A.  Call Date:  13/31/98  ST-BK:  06-0784  FFIEC  033
515 SOUTH FLOWER STREET, SUITE 2700     Vendor ID:         D  Cert #:   33332  Page RC-1
LOS ANGELES, CA  90071                  Transit #:  12204024                       /9/

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                        C200    LESS THAN
                                                                                              Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A)                        RCON
                                                                                                    ----
     a.  Noninterest-bearing balances and currency and coin (1)................                     0081      7,317     1.a
                                                                                    ----    ----           ---------
     b.  Interest bearing balances (2).........................................                     0071        141     1.b
                                                                                    ----    ----           ---------
2.   Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)............                     1754          0     2.a
                                                                                    ----    ----           ---------
     b.  Available-for-sale securities (from Schedule RC-B, column D)..........                     1773    176,441     2.b
                                                                                    ----    ----           ---------
3.   Federal funds sold and securities purchased under agreements to resell....                     1350     62,000     3.
                                                                                    ----    ----           ---------
4.   Loans and lease financing receivables:                                         RCON
                                                                                    ----
     a.  Loans and leases, net of unearned income (from Schedule RC-C).........     2122    56,321                      4.a
                                                                                    ----   --------
     b.  LESS:  Allowance for loan and lease losses............................     3123       979                      4.b
                                                                                    ----   --------
     c.  LESS:  Allocated transfer risk reserve................................     3128         0                      4.c
                                                                                    ----   --------
                                                                                                    RCON
     d.  Loans and leases, net of unearned income, allowance, and reserve                           ----
         (item 4.a minus 4.b and 4.c)..........................................                     2125     55,432     4.d
                                                                                    ----    ----           ---------
5.   Trading assets............................................................                     3545          0     5.
                                                                                    ----    ----           ---------
6.   Premises and fixed assets (including capitalized leases)..................                     2145      8,213     6.
                                                                                    ----    ----           ---------
7.   Other real estate owned (from Schedule RC-M)..............................                     2150          0     7.
                                                                                    ----    ----           ---------
8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)......................................................                     2130          0     8.
                                                                                    ----    ----           ---------
9.   Customers' liability to this bank on acceptances outstanding..............                     2155          0     9.
                                                                                    ----    ----           ---------
10.  Intangible assets (from Schedule RC-M)....................................                     2143      2,331     10.
                                                                                    ----    ----           ---------
11.  Other assets (from Schedule RC-F).........................................                     2160      5,418     11.
                                                                                    ----    ----           ---------
12.  Total assets (sum of items 1 through 11)..................................                     2170    317,203     12.
                                                                                    ----    ----           ---------

-------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

U.S. TRUST COMPANY OF CALIFORNIA, N.A.  Call Date:  13/31/98  ST-BK:  06-0784  FFIEC  033
515 SOUTH FLOWER STREET, SUITE 2700     Vendor ID:         D  Cert #:   33332  Page RC-2
LOS ANGELES, CA  90071                  Transit #:  12204024                      /10/


SCHEDULE RC - CONTINUED

                                                                                    Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:                                                                                        RCON
     a.  In domestic offices (sum of totals of                                                        ----
         columns A and C from Schedule RC-E)....................................                      2200     277,776     13.a
                                                                                                             ----------
                                                                                   RCON
                                                                                   ----
     (1)  Noninterest-bearing (1)...............................................   6631    32,591                          13.a.1
                                                                                          -------
     (2)  Interest-bearing......................................................   6636   245,185
                                                                                          -------
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
     (1)  Noninterest-bearing...................................................

     (2)  Interest-bearing......................................................
                                                                                                      RCON
14.  Federal funds purchased(2) and securities sold under agreements to                               ----
     repurchase:                                                                                      2800           0     14

15.  a.  Demand notes issued to the U.S. Treasury...............................                      2840           0     15.a
                                                                                   ----   -------            ----------
     b.  Trading liabilities ...................................................                      3548           0     15.b
                                                                                   ----   -------            ----------
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a.  WITH A REMAINING MATURITY OF ONE YEAR OR LESS..........................                      2332           0     16.a
                                                                                   ----   -------            ----------
     b.  WITH A REMAINING MATURITY OF MORE THAN ONE YEAR THROUGH THREE YEARS....                      A547           0     16.b
                                                                                   ----   -------            ----------
     C.  WITH A REMAINING MATURITY OF MORE THAN THREE YEARS.....................                      A548           0     16.c
                                                                                   ----   -------            ----------
17.  Not applicable

18.  Bank's liability on acceptances executed and outstanding...................                      2920           0     18.
                                                                                   ----   -------            ----------
19.  Subordinated notes and debentures..........................................                      3200           0     19.
                                                                                   ----   -------            ----------
20.  Other liabilities (from Schedule RC-G).....................................                      2930       7,486     20.
                                                                                   ----   -------            ----------
21.  Total liabilities (sum of items 13 through 20).............................                      2948     285,262     21.
                                                                                   ----   -------            ----------
22.  Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..............................                      3838        5,000    23.
                                                                                   ----   -------            ----------
24.  Common stock...............................................................                      3230        2,000    24.
                                                                                   ----   -------            ----------
25.  Surplus (exclude all surplus related to preferred stock)...................                      3839       12,745    25.
                                                                                   ----   -------            ----------
26.  a.  Undivided profits and capital reserves.................................                      3632       11,096    26.a
                                                                                   ----   -------            ----------
     b.  Net unrealized holding gains (losses) on available-for-sale
         securities.............................................................                      8434        1,100    26.b
                                                                                   ----   -------            ----------
27.  Cumulative foreign currency translation adjustments........................

28.  a.  Total equity capital (sum of items 23 through 27)......................                      3210       31,941    28.
                                                                                   ----   -------            ----------
29.  Total liabilities and equity capital (sum of items 21 and 28)..............                      3300      317,203    29.

MEMORANDUM
   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
    bank by independent external auditors as  of any date during 1997 ...........                     RCON
                                                                                    -----------       ----
                                                                                                      6724            1    M.1

1 = Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by certified            external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank          authority)

2 = Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which
    submits a report on the consolidated holding company (but      6 = Compilation of the bank's financial statements by
    not on the bank separately)                                        external auditors

3 = Directors' examination of the bank conducted in accordance     7 = Other audit procedures (excluding tax preparation
    with generally accepted auditing standards by a certified          work)
    public accounting firm (may be required by state chartering
    authority)                                                     8 = No external audit work

------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited life preferred stock and related surplus.